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                                  Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in post-effective Amendment No. 1 to Registration Statement No. 33-7053 on Form S-8 and in Registration Statement No. 33-44700 on Form S-8 of our report dated December 8, 1997 appearing in the Annual Report on Form 10-K of Santa Fe Gaming Corporation for the year ended September 30, 1997.



/s/ Deloitte & Touche LLP
Las Vegas, Nevada
December 23, 1997